Exhibit 8.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

July 1, 2015

Chart Acquisition Corp.

555 5th Avenue, 19th Floor

New York, New York 10017

Re:	Opinion of Ellenoff Grossman & Schole LLP as to Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Chart Acquisition Corp., a Delaware corporation (“Chart”), in connection with the proposed merger (the “Merger”) of Chart Merger Sub Inc., a Delaware corporation that is a direct, wholly-owned subsidiary of Tempus Applies Solutions Holdings, Inc. (“Tempus Holdings”), with and into Chart pursuant to the Agreement and Plan of Merger dated January 5, 2015, by and among Chart, Tempus Holdings, and certain other parties (the “Merger Agreement”).  Chart will continue as the surviving corporation and as a direct subsidiary of Tempus Holdings after the Merger. Chart stockholders will receive stock of Tempus Holdings in the Merger.  This opinion is being delivered in connection with the registration statement on Form S-4 (Registration No. 333-201424), initially filed by Tempus Holdings with the Securities Exchange Commission (“SEC”) on January 9, 2015 pursuant to the Securities Act of 1933, as amended (as such registration statement has been amended through the date hereof and together with the documents incorporated by reference therein, the “Registration Statement”).  Capitalized terms used but not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement.  In addition, this opinion relies upon certificates containing certain factual representations and covenants of an officer of each of Tempus Holdings and Chart (the “Officer Certificates”).

For purposes of our opinion, we have not independently verified any of the facts, representations and covenants set forth in the Officer Certificates or in any other document.  Consequently, we have, assumed, and relied on representations, that the information presented in the Officer Certificates and other documents, or otherwise furnished to us, accurately and completely, as of the date hereof and as of the Effective Time, describes all material facts relevant to our opinion.  We have assumed that such statements, representations and covenants are true and will continue to be true without regard to any qualification as to materiality, knowledge or belief.  In the course of our representation of Chart, we have not been made aware of any facts inconsistent with such statements, representations and covenants or our assumptions herein.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants as well as the other assumptions we have made which are specified herein.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein, or in the Officer Certificates or any other document may affect the validity of our opinion set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not materially differ from such drafts.

Without otherwise limiting any other assumptions, qualification or exceptions specified herein, our opinion is also based on the accuracy of the following assumptions: (i) there will be no changes in the applicable laws of the State of Delaware that would have the effect of altering the facts upon which the opinion set forth below is based, (ii) no action will be taken by Tempus Holdings or Chart after the date hereof that would have the effect of altering facts upon which the opinion set forth below is based, (iii) (A) the Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and (B) the Merger will be effective under the laws of the State of Delaware, (iv) the Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the parties with respect to the Merger, (v) there will be no change in applicable United States federal income tax law or its judicial or administrative interpretation, from the date hereof through the Effective Time, and (vi) the parties will report the Merger in a manner consistent with the opinion below, and all applicable reporting requirements pursuant to the Code and the Regulations (as defined below) will be satisfied.

Based upon and subject to the foregoing, and subject to the qualifications stated herein, the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” subject to the assumptions, qualifications, conditions and exceptions set forth therein, constitutes our opinion.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist at the date hereof.  It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A change that is made after the date hereof in any of the foregoing could adversely affect our opinion set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue, or that a court will not sustain such a position if asserted by the IRS.

We express no opinion on any issue relating to the Merger, Tempus Holdings, Chart or any investment therein or with respect to any other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality, other than as expressly stated above.  This opinion is expressed as of the date hereof, and we are under no obligation to, and we do not intend to, supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We recommend that holders of Chart common stock and warrants consult their own tax advisors or counsel, particularly with respect to the personal tax consequences of their investments which may vary for investors in different tax situations.

We hereby consent to (i) the reference to this opinion in the Registration Statement, (ii) the filing of this opinion with the SEC as an exhibit to the Registration Statement, and (iii) the references to us in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

ELLENOFF GROSSMAN & SCHOLE LLP